EXHIBIT 99.2


   Media Contact: Kekst & Co.                      STILWELL
      Michael Herley (212-521-4897)                FINANCIAL INC.

    Investor Contact:
     Landon H. Rowland (816-218-2416)
       Chairman, President and CEO                   920 Main Street, 21st Floor
                                                    Kansas City, Missouri  64105
      Daniel P. Connealy (816-218-2412)
      Vice President and Chief Financial Officer                NYSE Symbol:  SV
                                        Release No. 2001-28    November 1, 2001



                                 {News Release}

                         STILWELL FINANCIAL INC. REPORTS
                       ASSETS UNDER MANAGEMENT INFORMATION

                                    (Page 1)


Kansas City, Missouri

        Stilwell Financial Inc. ("Stilwell" or the "Company"; NYSE: SV) announced that preliminary assets under management as of the close of market on October 31, 2001 totaled approximately $178 billion. Preliminary average assets under management for the month ended October 31, 2001 totaled approximately $180 billion. For the ten months ended October 31, 2001, preliminary average assets under management were approximately $218 billion.


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         Stilwell is a diversified, global financial services company with operations through its subsidiaries and affiliates in North America, Europe and Asia. The primary entities comprising Stilwell are Janus Capital Corporation, an approximately 91.6% owned subsidiary; Berger LLC, of which Stilwell owns 100% of the preferred limited liability company interests and approximately 87% of the regular limited liability company interests; Nelson Money Managers Plc, an 81% owned subsidiary; and DST Systems, Inc., an equity investment in which Stilwell holds an approximate 34% interest.

                               * * * * * * * * * *

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Registration Statement on Form 10 dated June 15, 2000 and Stilwell's Annual Report on Form 10-K for the year ended December 31, 2000, both on file with the Securities and Exchange Commission (Commission file no. 001-15253). The Company will not update any forward-looking statements in this press release to reflect future events or developments.


                                      ............. The End